Exhibit 10.6

EMPIRE STATE LAND ASSOCIATES L.L.C., and

EMPIRE STATE BUILDING ASSOCIATES L.L.C., collectively, as mortgagor

                                                                                  (Mortgagor)

to

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent, as mortgagee

                                                                                  (Mortgagee)

CONSOLIDATED, AMENDED AND RESTATED

FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES

AND RENTS AND SECURITY AGREEMENT

Dated:	As of July 26, 2011

Location:	350 Fifth Avenue
New York

County:	New York

PREPARED BY AND UPON RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft One World Financial Center New York, New York 10281 Attention: Steven M. Herman, Esq.

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	ARTICLE 5

	FURTHER ASSURANCES

Section 5.1	Recording of Security Instrument, etc.	11
Section 5.2	Further Acts, etc.	11
Section 5.3	Changes in Tax, Debt, Credit and Documentary Stamp Laws	12
Section 5.4	Splitting of Mortgage	12
Section 5.5	Replacement Documents	13

	ARTICLE 6

	DUE ON SALE/ENCUMBRANCE

Section 6.1	Mortgagee Reliance	13
Section 6.2	No Transfer	13
Section 6.3	Transfer Defined	13
Section 6.4	Mortgagee’s Rights	14

	ARTICLE 7

	RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1	Remedies	14
Section 7.2	Application of Proceeds	16
Section 7.3	Right to Cure Defaults	17
Section 7.4	Actions and Proceedings	17
Section 7.5	Recovery of Sums Required to Be Paid	17
Section 7.6	Examination of Books and Records	17
Section 7.7	Other Rights, etc.	18
Section 7.8	Right to Release Any Portion of the Property	18
Section 7.9	Recourse and Choice of Remedies	19
Section 7.10	Right of Entry	19

	ARTICLE 8

	INTENTIONALLY OMITTED

	ARTICLE 9

	INDEMNIFICATION

Section 9.1	General Indemnification	19
Section 9.2	Mortgage and/or Intangible Tax	21
Section 9.3	ERISA Indemnification	21
Section 9.4	Duty to Defend; Attorneys’ Fees and Other Fees and Expenses	21

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	ARTICLE 10

	WAIVERS

Section 10.1	Waiver of Counterclaim	22
Section 10.2	Marshalling and Other Matters	22
Section 10.3	Waiver of Notice	22
Section 10.4	Waiver of Statute of Limitations	22
Section 10.5	Survival	22

	ARTICLE 11

	EXCULPATION

Section 11.1	Exculpation	23

	ARTICLE 12

	NOTICES

Section 12.1	Notices	23

	ARTICLE 13

	APPLICABLE LAW

Section 13.1	Governing Law	23
Section 13.2	Usury Laws	25
Section 13.3	Provisions Subject to Applicable Law	25

	ARTICLE 14

	DEFINITIONS

Section 14.1	Definitions	25

	ARTICLE 15

	MISCELLANEOUS PROVISIONS

Section 15.1	No Oral Change	26
Section 15.2	Successors and Assigns	26
Section 15.3	Inapplicable Provisions	26
Section 15.4	Headings, etc.	26
Section 15.5	Number and Gender	26
Section 15.6	Subrogation	26

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Section 15.7	Entire Agreement	27
Section 15.8	Limitation on Mortgagee’s Responsibility	27
Section 15.9	Counterparts	27

	ARTICLE 16

	STATE-SPECIFIC PROVISIONS

Section 16.1	Principles of Construction	27
Section 16.2	New York Provisions	27

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CONSOLIDATED, AMENDED AND RESTATED FEE AND LEASEHOLD

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND

SECURITY AGREEMENT

THIS CONSOLIDATED, AMENDED AND RESTATED FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Security Instrument”) is made as of this 26th day of July, 2011, by EMPIRE STATE LAND ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business at c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165, Attention: Legal (“ESLA”) and EMPIRE STATE BUILDING ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business at c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165, Attention: Legal (“ESBA” and together with ESLA, collectively, as mortgagor (“Mortgagor”), for the benefit of HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”), a New York banking corporation having an address at 452 Fifth Avenue, New York, New York 10018, as agent (“Agent”) for itself and the other co-lenders that may be a party to the Loan Agreement from time to time (together with HSBC, collectively “Lenders”), as mortgagee (“Mortgagee”).

This Security Instrument consolidates, amends and restates in their entirety the mortgages described on Schedule A attached hereto and made a part hereof which are each now held by Agent (the “Prior Mortgages”) and which secure an outstanding principal indebtedness of $159,000,000.00 in the aggregate, to form a single lien in the consolidated principal sum of $159,000,000.00. The lien of each of the mortgages constituting this Security Instrument which does not encumber the whole of the Property (defined herein), including, without limitation, the Fee Land (defined herein) as described in Exhibit A attached hereto, is hereby extended and spread to cover the whole of the Property and the Property is hereby mortgaged by Mortgagor to Mortgagee with the same force and effect as though the Property had been originally described in each of such mortgages.

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the principal sum of ONE HUNDRED FIFTY NINE MILLION AND NO/100 DOLLARS ($159,000,000.00) or so much thereof as may be advanced pursuant to that certain Loan Agreement dated as of the date hereof between Mortgagor, Mortgagee and Lenders (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by those certain notes in the aggregate principal amount of the Loan, dated the date hereof made by Mortgagor to each Lender according to its respective Ratable Share (such Notes, together with all extensions, renewals, replacements, restatements or modifications thereof, being hereinafter collectively referred to as the “Note”);

WHEREAS, ESLA., as successor-in-interest to The Prudential Insurance Company of America, as ground lessor, and ESBA, as successor-in-interest to Alglan Realty Corporation, Rostev Realty Corporation, and Bentob Realty Corporation, as ground lessee, entered into that certain Lease, more particularly described on Schedule B attached hereto (as amended, and as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Ground Lease”); and

WHEREAS, ESBA, as sublandlessor, and Empire State Building Company L.L.C. (“ESBC”), as successor-in-interest to Lawrence A. Wien, Harry B. Helmsley, Martin Weiner Realty Corporation and Parampco Inc., as joint venturers associated under the name Empire State Building Company entered into that certain Sublease, more particularly described on Schedule C attached hereto (as amended, and as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Sublease”);

WHEREAS, ESBC, as landlord, and ESB Observatory LLC, a New York limited liability company (“Observatory Lessee”), as tenant, entered into that certain Agreement of Lease, dated January 1, 2011, with respect to the Observation Deck;

WHEREAS, Mortgagor desires to secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (defined herein); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Mortgagor of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, that certain Assignment of Leases and Rents of even date herewith made by Mortgagor in favor of Mortgagee (the “Assignment of Leases”) and all other documents evidencing or securing the Debt or delivered in connection with the making of the Loan are hereinafter referred to collectively as the “Loan Documents”).

NOW THEREFORE, in consideration of the making of the Loan by Lenders and the covenants, agreements, representations and warranties set forth in this Security Instrument it is hereby agreed as follows:

ARTICLE 1

GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Subject to the last paragraph of this Article 1 and ESBC’s rights and interests under the Sublease, Mortgagor, with respect to the Property interests owned by each, does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee and its successors and permitted assigns the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Fee Land”);

(b) Ground Lease/Sub-Lease. All of Mortgagor’s estate, right, title and interest in and to the Ground Lease and the leasehold estate created thereby in the real property leased thereby, together with ESBA’s leasehold interest as sublessor under the Sublease (the “Leasehold Land”, and together with the Fee Land, collectively, the “Land”), together with all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land and together with all appurtenances including, but not limited to, (i) all of the estate, right and title of Mortgagor of, in and to the Land under and by virtue of the Ground Lease, (ii) all credits to and deposits of Mortgagor under the Ground Lease and all other options, privileges and rights granted and demised to Mortgagor under the Ground Lease, (iii) all of the estate and right of ESBA as sublessor of, in and to the Leasehold Land under and by virtue of the Sublease and (iv) all credits to and deposits of ESBA as sublessor under the Sublease and all other options, privileges and rights granted and demised to ESBA as lessor under the Sublease;

(c) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(d) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(e) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(f) Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Mortgagor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under Leases except to the extent that Mortgagor shall have any right or interest therein;

(g) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation (to the extent that as a result of construction such herein described materials are incorporated into Equipment comprising fixtures), all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Mortgagor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to Leases except to the extent that Mortgagor shall have any right or interest therein;

(h) Personal Property. Mortgagor’s right, title and interest in and to all furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, which are now or hereafter owned by Mortgagor and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(i) Leases and Rents. All Leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, all Rents and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(j) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(k) Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(l) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(m) Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;

(n) Agreements. All agreements (including all management and franchise agreements), contracts, certificates, instruments, franchises, permits, licenses (including, without limitation, liquor licenses, if any), plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any Event of Default under the Loan Agreement, to receive and collect any sums payable to Mortgagor thereunder;

(o) Intellectual Property. All Intellectual Property;

(p) Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(q) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (p) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Mortgagor expressly grants to Mortgagee, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2 Assignment of Rents. Subject to ESBC’s rights and interests pursuant to the Sublease, Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases and Section 7.1(h) of this Security Instrument, Mortgagee grants to Mortgagor a revocable license to collect, receive, use and enjoy the Rents.

Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Mortgagee, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee after the occurrence and during the continuance of an Event of Default, Mortgagor shall, or shall cause ESBC to, at its expense, assemble the Collateral and make it available to Mortgagee at a convenient place (at the Land if tangible property) reasonably acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. The principal place of business of Mortgagor (Debtor) is as set forth on page one hereof and the address of Mortgagee (Secured Party) is as set forth on page one hereof.

Section 1.4 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed (naming Mortgagor as debtor and Mortgagee as secured party) as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5 Pledges of Monies Held. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter held by Mortgagee or on behalf of Mortgagee in connection with the Loan, including, without limitation, any sums deposited in the Accounts (as defined in the Cash Management Agreement), the Funds, and the Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever to secure the obligations of Mortgagor pursuant to the Loan Documents, subject to Section 16.2(a) hereof;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall repay to Mortgagee the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations (hereinafter defined) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Mortgagor’s obligation to indemnify and hold harmless Mortgagee pursuant to the provisions hereof shall survive any such payment or release as and to the extent set forth herein, in the Note and the other Loan Documents (subject to Section 16.2(a) hereof).

ARTICLE 2

DEBT AND OBLIGATIONS SECURED

Section 2.1 Debt. Subject to Section 16.2(a) hereof, this Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2 Other Obligations. Subject to Section 16.2(a) hereof, this Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance of all other obligations of Mortgagor contained herein;

(b) the performance of each obligation of Mortgagor contained in the Loan Agreement and any other Loan Document; and

(c) the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3 Debt and Other Obligations. Mortgagor’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

ARTICLE 3

MORTGAGOR COVENANTS

Mortgagor covenants and agrees that:

Section 3.1 Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement , (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Mortgagor shall, or shall cause ESBC to, obtain and maintain in full force and effect at all times insurance with respect to Mortgagor and the Property as required pursuant to the Loan Agreement.

Section 3.4 Maintenance of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Mortgagee. Subject to the terms of the Loan Agreement, Mortgagor shall, or shall cause ESBC and Observatory Lessee to, promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall, or shall cause ESBC and Observatory Lessee to, complete and pay for (subject to the right to contest specified in the Loan Agreement) any structure at any time in the process of construction or repair on the Land.

Section 3.5 Waste. Mortgagor shall not and shall not permit ESBC or Observatory Lessee to commit or suffer any material, physical waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might materially increase the risk that any Policy might realistically be terminated without adequate opportunity to replace such coverage, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Mortgagor will not and will not permit ESBC or Observatory Lessee, without the prior written consent of Mortgagee, to permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 Payment for Labor and Materials. (a) Subject to Section 3.6(b) hereof, Mortgagor will promptly pay, or cause ESBC and Observatory Lessee to promptly pay, when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and not permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof unless such lien has, within thirty (30) days of Mortgagor receiving actual notice thereof, been bonded off or for which Borrower has deposited funds with Agent sufficient to pay such Labor and Material Costs, and in any event not permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.

(b) After prior written notice to Mortgagee, Mortgagor, ESBC or Observatory Lessee, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) such proceeding shall suspend the collection of the Labor and Material Costs from Mortgagor and from the Property or Mortgagor shall have paid all of the Labor and Material Costs under protest, (iii) such proceeding shall not be prohibited under any other instrument to which Mortgagor, ESBC or Observatory Lessee, as applicable, is subject and shall not constitute an event of default thereunder, (iv) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost and (v) Mortgagor shall, or shall cause ESBC and Observatory Lessee to, have furnished the security as may be required in the proceeding to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7 Performance of Other Agreements. Mortgagor shall observe and perform or, to the extent applicable, cause ESBC and Observatory Lessee to observe and perform, each and every term, covenant and provision to be observed or performed by Mortgagor pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8 Change of Name, Identity or Structure. Except as provided in the Loan Agreement, Mortgagor shall not change Mortgagor’s name, identity (including its trade name or names) or, if not an individual, Mortgagor’s corporate, partnership or other structure without first (a) notifying Mortgagee of such change in writing at least thirty (30) days prior to the effective date of such change, (b) taking all action reasonably required by Mortgagee for the purpose of perfecting or protecting the lien and security interest of Mortgagee and (c) in the case of a change in Mortgagor’s structure, without first obtaining the prior written consent of Mortgagee except as permitted pursuant to the Loan Agreement. Mortgagor shall promptly notify Mortgagee in writing of any change in its organizational identification number. If Mortgagor does not now have an organizational identification number and later obtains one, Mortgagor shall promptly notify Mortgagee in writing of such organizational identification number. Mortgagor shall execute and deliver to Mortgagee, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change reasonably required by Mortgagee to establish or maintain the validity, perfection and priority of the security interest granted herein. At the reasonable request of Mortgagee, Mortgagor shall execute a certificate in form reasonably satisfactory to Mortgagee listing the trade names under which Mortgagor intends to operate the Property, or cause the Property to be operated, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property not previously disclosed to the Mortgagee.

Section 3.9 Ground Lease. Mortgagor shall not, without the prior written consent of Mortgagee, modify, change, supplement, alter, restate or amend the Ground Lease or the Sublease, in any respect, either orally or in writing, and any such modification, change, supplement, alteration, restatement or amendment of the Ground Lease or the Sublease without the prior written consent of Mortgagee shall be void and of no force and effect.

ARTICLE 4

OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor, on the one hand, and Mortgagee and/or Lenders, on the other, is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Mortgagor, on the one hand, and Mortgagee and/or Lenders, on the other, to be other than that of debtor and creditor.

Section 4.2 No Reliance on Mortgagee. The general partners, members, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor are experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Mortgagee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Mortgagee’s or any Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3 No Mortgagee Obligations. (a) Notwithstanding the provisions of Subsections 1.1(i) and (n) or Section 1.2, Mortgagee is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee and/or Lenders pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Mortgagee nor any Lender shall be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.

Section 4.4 Reliance. Mortgagor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 3.1 of the Loan Agreement without any obligation to investigate the Property; notwithstanding any investigation of the Property by Mortgagee, that such reliance existed on the part of Mortgagee prior to the date hereof, that the warranties and representations are a material inducement to Mortgagee in making the Loan; and that Mortgagee would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 3.1 of the Loan Agreement.

ARTICLE 5

FURTHER ASSURANCES

Section 5.1 Recording of Security Instrument, etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will, or will cause ESBC and Observatory Lessee to, pay, as may be required by law (but excepting any such law relating solely to Mortgagee and/or Lenders in their capacity as such), all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any Note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, etc. Mortgagor will, and will cause ESBC and Observatory Lessee, as applicable, at no expense to Mortgagee or Lenders, to execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Mortgagor, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver after reasonable notice, hereby authorizes

Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements (including, without limitation, initial financing statements and amendments thereto and continuation statements) with or without the signature of Mortgagor as authorized by applicable law, to evidence more effectively the security interest of Mortgagee in the Property. Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of perfecting its rights described in this Section 5.2; provided, however, that Mortgagee shall not exercise such power of attorney except during the existence of an Event of Default. To the extent not prohibited by applicable law, Mortgagor hereby ratifies all acts Mortgagee has lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of such power of attorney.

Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee’s interest in the Property (excluding income taxes, franchise taxes and similar impositions applicable to Mortgagee and/or to Lenders), Mortgagor will, or will cause ESBC to, pay the tax, with interest and penalties thereon, if any. If Mortgagee is advised by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury then Mortgagee shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable; provided that no Spread Maintenance Premium shall be payable in connection with such prepayment.

(b) Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable, provided that no Spread Maintenance Premium shall be payable in connection with such prepayment.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

Section 5.4 Splitting of Mortgage. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Mortgagee, be split or divided into two or more Notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, subject to the provisions of the Loan Agreement, Mortgagor, upon written request of Mortgagee, shall at no cost to Mortgagor or ESBC execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Mortgagee and/or its designee or designees substitute Notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses similar to those contained herein and in the Note, provided that such substitute Notes and security instruments shall not increase Mortgagor’s obligations or increase the amount of interest due thereunder, and such other documents and instruments as may be reasonably required by Mortgagee.

Section 5.5 Replacement Documents. Upon receipt of an affidavit of an officer of Mortgagee and an affidavit from the applicable Lender in the form required by the Loan Agreement as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Mortgagor will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 6

DUE ON SALE/ENCUMBRANCE

Section 6.1 Mortgagee Reliance. Mortgagor acknowledges that Mortgagee and Lenders have examined and relied on the experience of Mortgagor and its general partners, members, principals and (if Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Mortgagor acknowledges that Mortgagee and Lenders have a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the repayment of the Debt or the performance of the Other Obligations, Mortgagee can recover the Debt by a sale of the Property.

Section 6.2 No Transfer. Mortgagor shall not permit or suffer any Transfer to occur, unless permitted by the Loan Agreement or unless Mortgagee shall consent thereto in writing.

Section 6.3 Transfer Defined. As used in this Article 6 “Transfer” shall mean any voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of: (a) all or any part of the Property or any estate or interest therein including, but not be limited to, (i) an installment sales agreement wherein Mortgagor agrees to sell the Property or any part thereof for a price to be paid in installments, (ii) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder and its affiliates (excluding the Sublease) or (iii) a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor’s right, title and interest in and to any Leases or any Rents; (b) any ownership interest in (i) Mortgagor or (ii) any indemnitor or guarantor of any Obligations or (iii) any corporation, partnership, limited liability company, trust or other entity owning, directly or indirectly, any interest in Mortgagor or any indemnitor or guarantor of any Obligations; or (c) the control of, or the right or power to control, the day-to-day management and operations of the Property.

Section 6.4 Mortgagee’s Rights. Without obligating Mortgagee to grant any consent under Section 6.2 hereof (to the extent such consent may be required pursuant to said Section 6.2) which Mortgagee may grant or withhold in its sole discretion, Mortgagee reserves the right to condition the consent required hereunder upon (a) a modification of the terms hereof and of the Loan Agreement, the Note or the other Loan Documents; (b) an assumption of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 10.22 of the Loan Agreement; (c) payment of all of Mortgagee’s reasonable expenses incurred in connection with such transfer; (d) the proposed transferee’s continued compliance with the representations and covenants set forth in Sections 3.1.23 and 4.2.11 of the Loan Agreement; (e) the proposed transferee’s ability to satisfy Mortgagee’s then-current underwriting standards applicable to similar loans; or (f) such other conditions as Mortgagee shall determine in its reasonable discretion to be in the interest of Mortgagee, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Loan and the Property. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Mortgagee’s consent. This provision shall apply to every Transfer, other than any Transfer permitted pursuant to the Loan Agreement, regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer. Nothing in this Section 6.4 shall affect any transfer provisions set forth in the Loan Agreement, which provisions of the Loan Agreement shall govern and control.

ARTICLE 7

RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, any guarantor, indemnitor with respect to the Loan or of any Person liable for the payment of the Debt;

(h) the license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Mortgagee may upon Notice enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto of Mortgagor and Mortgagor agrees to, or to cause ESBC and Observatory Lessee to, surrender to Mortgagee, its designee or any such receiver possession of the Property and of such books, records and accounts of ESBC upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor, ESBC and Observatory Lessee with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor, ESBC and Observatory Lessee to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor, ESBC or Observatory Lessee; (vi) require Mortgagor, ESBC and Observatory Lessee to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor, ESBC and Observatory Lessee may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property (including Rents payable to ESBC) to the payment of the Debt, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Mortgagor at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, the Equipment and/or the Personal Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Mortgagee (excluding tenant security deposits) in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its uncontrolled discretion:

(i) Taxes and Other Charges;

(ii) Insurance Premiums;

(iii) Interest on the unpaid principal balance of the Note;

(iv) Amortization of the unpaid principal balance of the Note;

(v) All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Mortgagee pursuant to the terms of this Security Instrument;

(k) pursue such other remedies as Mortgagee and/or Lenders may have under applicable law; or

(l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Mortgagee pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper, subject to applicable law.

Section 7.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make any payment not theretofor made by Mortgagor pursuant to the terms hereof or do any act provided for herein not theretofor done by Mortgagor as provided herein in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Mortgagee therefor. Notwithstanding the foregoing, to the extent that an Event of Default arises pursuant to Section 3.4, Section 3.5 or Section 3.6 hereof and occurs as the result of any act or omission of a space tenant under a Lease (a “Tenant Default”), Mortgagor shall have ninety (90) days to cure, or to cause tenant to cure, such Tenant Default (“Mortgagor Cure Period”), provided that (i) no Event of Default, other than such Tenant Default, has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Mortgagor is diligently and in good faith curing or pursuing tenant to cure the Tenant Default, (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost and (iv) such Mortgagor Cure Period shall not have a Material Adverse Effect on the security afforded to Mortgagee pursuant to this Security Instrument.

Section 7.4 Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which if not brought by Mortgagor after notice by Mortgagee could reasonably be expected to have a Material Adverse Effect on the security afforded to Mortgagee pursuant to this Security Instrument.

Section 7.5 Recovery of Sums Required to Be Paid. Following and during the continuance of an Event of Default, Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

Section 7.6 Examination of Books and Records. No more than twice annually and without limitation during the continuance of an Event of Default, at reasonable times and upon reasonable notice, Mortgagee, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Mortgagor, ESBC and Observatory Lessee which reflect upon its financial condition, at the Property or at any office regularly maintained by Mortgagor, ESBC or Observatory Lessee where the books and records are located. Mortgagee and its agents shall have the right to make copies and extracts from the foregoing records and other papers during such examinations. In addition, no more than twice annually but without limitation upon the continuance of an Event of Default, at reasonable times and upon reasonable notice, Mortgagee, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Mortgagor, ESBC and Observatory Lessee pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Mortgagor, ESBC or Observatory Lessee or where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7 Other Rights, etc. (a) The failure of Mortgagee or any Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Mortgagee’s possession.

(c) Following and during the continuance of an Event of Default, Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Security Instrument. The rights of Mortgagee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8 Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property for such consideration (or no consideration) as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9 Recourse and Choice of Remedies. Notwithstanding any other provision of this Security Instrument or the Loan Agreement, including, without limitation, Section 10.22 of the Loan Agreement, Mortgagee and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Mortgagor contained in Section 9.2 and Section 9.3 herein without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Mortgagee commences a foreclosure action against the Property, Mortgagee is entitled to pursue a deficiency judgment with respect to such obligations against Mortgagor with respect to the Loan. The provisions of Section 9.2 and Section 9.3 herein are exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Security Instrument or the other Loan Documents, and Mortgagor with respect to the Loan is fully and personally liable for the obligations pursuant to Section 9.2 and Section 9.3 herein. Notwithstanding the foregoing, Mortgagee shall make no claim and commence no action against the members of ESBA or any investor or participant in ESBA. The liability of Mortgagor pursuant to Section 9.2 and Section 9.3 herein is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Mortgagee from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Mortgagor pursuant to Section 9.2 and Section 9.3 herein, whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, Mortgagee shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in the Environmental Indemnity.

Section 7.10 Right of Entry. Upon reasonable notice to Mortgagor, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times subject to the rights of occupancy of tenants pursuant to their respective Leases and accompanied by a representative of Mortgagor.

ARTICLE 8

INTENTIONALLY OMITTED

ARTICLE 9

INDEMNIFICATION

Section 9.1 General Indemnification. Except as limited by the non-recourse provisions of the Loan Agreement, Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages (excluding consequential or special damages), losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents other than in connection with any syndication of interests in the Loan or sales of interests or participations therein as between Lenders; (c) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of this Security Instrument or the Loan Agreement or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Mortgagor to, or to cause ESBC to, perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements (excluding the payment of taxes, charges or other payments arising due to the status of Lenders or Agent in their capacity as such except as specified in the Loan Agreement); (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease (excluding claims and demands arising from acts resulting from the gross negligence or willful misconduct, illegal acts, fraud or bad faith with respect to any of the Indemnified Parties and claims based on events occurring subsequent to a Transfer by foreclosure or a deed-in-lieu of foreclosure); (1) the payment of any commission, charge or brokerage fee to anyone claiming through Mortgagor which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Mortgagor in this Security Instrument or any other Loan Document. Any amounts payable to Mortgagee by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. For purposes of this Article 9, the term “Indemnified Parties” means Mortgagee, each Lender, each participant in the Loan, and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee’s or any Indemnified Party’s assets and business).

Section 9.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 9.3 ERISA Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee’s reasonable discretion) that Mortgagee and/or any Lender may incur, directly or indirectly, as a result of a default under Sections 3.1.8 and 4.2.11 of the Loan Agreement.

Section 9.4 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties (any attorney selected by an insurer or paid by an insurer being deemed approved) and Mortgagor shall have the right to negotiate and enter into and/or consent to any settlement, subject to the prior approval of the Indemnified Party (which approval shall not be unreasonably withheld, conditioned or delayed), provided that (a) such approval shall not be required in connection with any settlement which includes any unconditional release of the Indemnified Party and all related actions for all liability for which the Indemnified Party is seeking indemnification and (b) there is no admission of wrongdoing on the part of the Indemnified Party. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Mortgagor and any Indemnified Party and Mortgagor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Mortgagor, such Indemnified Party shall have the right to select separate counsel reasonably acceptable to Mortgagor to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Mortgagor’s consent, which consent shall not be unreasonably withheld. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 10

WAIVERS

Section 10.1 Waiver of Counterclaim. To the extent permitted by applicable law, Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations (provided, however, that the foregoing shall not be deemed a waiver of Mortgagor’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Mortgagor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Mortgagee in any separate action or proceeding).

Section 10.2 Marshalling and Other Matters. To the extent permitted by applicable law, Mortgagor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 10.3 Waiver of Notice. To the extent permitted by applicable law and except as provided in the Loan Agreement or any other Loan Document, Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Security Instrument or the Loan Agreement do not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

Section 10.4 Waiver of Statute of Limitations. To the extent permitted by applicable law, Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 10.5 Survival. The indemnifications made pursuant to Section 9.3 herein and the representations and warranties, covenants, and other obligations arising under the Environmental Indemnity, shall, except as specifically provided in the Environmental Indemnity or the Loan Agreement, continue indefinitely in full force and effect and shall, except as specifically provided in the Environmental Indemnity or the Loan Agreement, survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Mortgagee’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Mortgagee’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Mortgagor or by Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto.

ARTICLE 11

EXCULPATION

Section 11.1 Exculpation. Recourse to the Mortgagor with respect to any claims arising under or in connection with this Security Instrument shall be limited to the extent provided in Section 10.22 of the Loan Agreement and the terms, covenants and conditions of Section 10.22 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Security Instrument.

ARTICLE 12

NOTICES

Section 12.1 Notices. All Notices hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 13

APPLICABLE LAW

Section 13.1 GOVERNING LAW. (A) THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY MORTGAGOR AND ACCEPTED BY MORTGAGEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED

IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH MORTGAGOR, AND BY ACCEPTING THIS SECURITY INSTRUMENT, EACH LENDER AND MORTGAGEE HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, AND THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGEE, LENDERS OR MORTGAGOR ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH SUCH PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH SUCH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MORTGAGOR DOES HEREBY DESIGNATE AND APPOINT

MALKIN HOLDINGS LLC

ONE GRAND CENTRAL PLACE

60 EAST 42ND STREET

NEW YORK, NEW YORK 10165

ATTENTION: LEGAL

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MORTGAGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON

MORTGAGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MORTGAGOR (I) SHALL GIVE PROMPT NOTICE TO MORTGAGEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 13.2 Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Mortgagor and Mortgagee are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Mortgagee shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Mortgagor to Mortgagee, and (c) if through any contingency or event, Mortgagee receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of (without Spread Maintenance Premium) the principal of any and all then outstanding indebtedness of Mortgagor to Mortgagee, or if there is no such indebtedness, shall immediately be returned to Mortgagor.

Section 13.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 14

DEFINITIONS

Section 14.1 Definitions. All initially capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor”, without limiting the effect of specific references in any provision of this Security Instrument, shall be deemed to refer to each and every Person comprising Mortgagor from time to time, jointly and severally, and to include the heirs, executors, administrators, legal representatives, successors and assigns of each such Person and any subsequent owner or owners of the Property or any part thereof or any interest therein, the word “Mortgagee” shall mean “Mortgagee and any successor Agent under the Loan Agreement,” the word “Lender” shall mean “each Lender and each and any subsequent holder(s) of the Loan Note or any part thereof which becomes a Lender in accordance with the terms of the Loan Agreement,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk reasonable fees and disbursements, including, but not limited to, reasonable fees and disbursements at the pre-trial, reasonable trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2 Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

Section 15.3 Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 15.4 Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, (but not any specific covenants or agreements set forth therein) are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Mortgagor’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 15.7 Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents. If any conflict or inconsistency exists between the assignment of Rents in this Security Instrument and the assignment of Rents in the Assignment of Leases, the terms of the Assignment of Leases shall control. If any inconsistency exists between the terms of this Security Instrument and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

Section 15.8 Limitation on Mortgagee’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Mortgagee or any Lender, nor shall it operate to make Mortgagee or any Lender responsible or liable for any waste committed on the Property by the tenants or any other Person except Persons acting at the direction of Mortgagor or any Lender, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Mortgagee or any Lender a “mortgagee in possession.”

Section 15.9 Counterparts. This Security Instrument may be executed in any number of duplicate originals and each such duplicate original, taken together, shall be deemed to constitute but one and the same instrument.

ARTICLE 16

STATE-SPECIFIC PROVISIONS

Section 16.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 16 shall control and be binding.

Section 16.2 New York Provisions. Notwithstanding anything to the contrary elsewhere in this Security Instrument:

(a) MAXIMUM SECURED AMOUNT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE MAXIMUM AMOUNT OF INDEBTEDNESS SECURED HEREUNDER AT EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED HEREBY AT ANY TIME HEREAFTER IS THE PRINCIPAL SUM OF $159,000,000.00 PLUS INTEREST THEREON, PLUS AMOUNTS EXPENDED BY MORTGAGEE AND LENDERS AFTER A DECLARATION

OF DEFAULT HEREUNDER TO MAINTAIN THE LIEN OF THIS SECURITY INSTRUMENT OR TO PROTECT THE PROPERTY SECURED BY THIS SECURITY INSTRUMENT, INCLUDING, WITHOUT LIMITATION, AMOUNTS IN RESPECT OF INSURANCE PREMIUMS, REAL ESTATE TAXES, LITIGATION EXPENSES TO PROSECUTE OR DEFEND THE RIGHTS, REMEDIES AND LIEN OF THIS SECURITY INSTRUMENT OR TITLE TO THE PROPERTY SECURED HEREBY, AND ANY COSTS, CHARGES OR AMOUNTS TO WHICH MORTGAGEE OR LENDERS BECOME SUBROGATED UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY OR UNDER EXPRESS STATUTORY AUTHORITY, TOGETHER WITH INTEREST ON ALL THE FOREGOING AMOUNTS. ACCORDINGLY, THIS SECURITY INSTRUMENT MAY NOT SECURE CERTAIN ELEMENTS OF THE INDEBTEDNESS OWING OR WHICH MAY BECOME OWING BY MORTGAGOR TO LENDERS, AND THE PARTIES HERETO AGREE THAT ANY PAYMENTS OR REPAYMENTS OF SUCH INDEBTEDNESS BY MORTGAGORS SHALL AND BE DEEMED TO BE APPLIED (WITHOUT PAYMENT OF SPREAD MAINTENANCE PREMIUM) FIRST TO THE PORTION OF THE INDEBTEDNESS THAT IS NOT SECURED HEREBY, IT BEING THE PARTIES’ INTENT THAT THE PORTION OF THE INDEBTEDNESS LAST REMAINING UNPAID SHALL BE SECURED HEREBY.

(b) Trust Fund for Advances. In compliance with Section 13 of the Lien Law of the State of New York, the Mortgagor will receive the advances secured by this Security Instrument and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the building(s) and other improvements located on the Property before using any part of the total of the same for any other purpose. Mortgagor will indemnify and hold Agent harmless against any loss, liability, cost or expense, including any judgments, reasonable attorneys’ fees, costs of appeal bonds or printing costs, arising out of or relating to any proceedings instituted by any claimant alleging a violation by Mortgagor of Article 3-A of the New York Lien Law.

(c) New York Real Property Law Article 4-A. If this Security Instrument shall be deemed to constitute a “mortgage investment” as defined by New York Real Property Law Section 125, then this Security Instrument shall and hereby does (i) confer upon the Agent the powers and (ii) impose upon the Agent the duties of trustees set forth in New York Real Property Law Section 126.

(d) Statement in Accordance with Section 253.1 a(a) of the New York Tax Law. This Security Instrument does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having separate cooking facilities.

(e) Statement in Accordance with Section 274-a of the New York Real Property Law. The Agent shall, within fifteen (15) days after written request, provide the Mortgagor with the statement required by Section 274-a of the New York Real Property Law.

(f) Section 291-f of New York Real Property Law. Agent shall have all of the rights set forth in Section 291-f of the Real Property Law of New York. For purposes of Section 291-f of the New York Real Property Law, all existing tenants and every tenant or subtenant who after the recording of this Security Instrument, enters into a Lease upon the premises of any of the Property or who acquires by instrument of assignment or by operation of law a leasehold estate upon the Property is hereby notified that neither Mortgagor nor ESBC shall, without obtaining Agent’s prior consent in each instance, cancel, abridge or otherwise modify any Leases or accept prepayments for more than thirty (30) days of installments of rent to become due with respect to any Lease thereof having an unexpired term on the date of this Security Instrument of five (5) years or more, except as expressly permitted under the Loan Agreement, and that any such cancellation, abridgement, modification or prepayment made by any such tenant or subtenant without either being expressly permitted under this Security Instrument or receiving Agent’s prior consent or as permitted under the Loan Agreement shall be voidable by Agent at its option.

(g) Sections 254, 271, 272 and 291-f of New York Real Property Law. All covenants of the Mortgagor herein contained shall be construed as affording to Agent rights additional to and not exclusive of the rights conferred under the provisions of Sections 254, 271, 272 and 291-f of the Real Property Law of New York.

(h) Real Property Law. In the event of any conflict, inconsistency or ambiguity between (i) the provisions of the Note, this Security Instrument or the other Loan Documents and (ii) the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of the Note, this Security Instrument and the other Loan Documents shall control.

(i) RPAPL. If an Event of Default shall occur and be continuing, Agent may elect to sell (and, in the case of any default of any purchaser, resell) the Property or any part thereof by exercise of the power of foreclosure or of sale granted to Agent by Articles 13 of the New York Real Property Actions and Proceedings Law (the “RPAPL”). In such case, Agent may commence a civil action to foreclose this Security Instrument pursuant to Article 13 of the RPAPL to satisfy the Note and all other amounts secured hereby.

(j) Assignment Upon Repayment. If Mortgagor shall pay or cause to be repaid the Debt, at the request of Mortgagor at Mortgagor’s cost and expense and provided Mortgagor prepares, or causes to be prepared, all documentation in connection therewith, Mortgagee shall, or shall cause Lenders to, (a) assign the Note, this Security Instrument and all of the other Loan Documents to any Person(s) designated by Mortgagor, which assignment documents shall be in recordable form (but without representation or warranty by, or recourse to, Mortgagee, except that Mortgagee shall represent (i) that such assignment(s) has been duly authorized and that Lenders have not assigned or encumbered the Note, the Mortgages or the other Loan Documents and (ii) the principal amount outstanding on the Note as of the date of assignment), (b) deliver to or as directed by Mortgagor the originally executed Note and all originally executed other notes which may have been consolidated, amended and/or restated in connection with the execution of the Note or, with respect to any note where the original has been lost, destroyed or mutilated, a lost note affidavit for the benefit of the assignee lender and the title insurance company insuring the Mortgages, as assigned, in form sufficient to permit such title insurance company to insure the lien of this Security Instrument as assigned to and held by the assignee without exception for any matter relating to the lost, destroyed or mutilated note, (c) execute and deliver an allonge with respect to the Note and any other note(s) as described in the preceding subclause (b) above, (d) deliver the original executed Security Instruments or a certified copy of record (at Mortgagor’s sole cost and expense), and (e) execute and deliver (and where applicable, swear to and acknowledge) such other instruments of conveyance, assignment, termination and release (including appropriate UCC-3 termination/assignment statements) in recordable form as may reasonably be requested by Mortgagor or the title company to evidence such assignment.

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IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Mortgagor as of the day and year first above written.

MORTGAGOR:

EMPIRE STATE LAND ASSOCIATES L.L.C.

By:	Empire State Building Associates L.L.C., its Sole Member

	By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

	By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Member

	By:	/s/ Thomas N. Keltner
Thomas N. Keltner, Jr., Member

EMPIRE STATE BUILDING ASSOCIATES L.L.C.

By:	/s/ Peter L. Malkin
Peter L. Malkin, Member

By:	/s/ Anthony E. Malkin
Anthony E. Malkin, Member

By:	/s/ Thomas N. Keltner
Thomas N. Keltner, Jr., Member

MORTGAGEE:

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:	/s/ Barbara Isaacman
Name: Barbara Isaacman
Title: Vice President

ACKNOWLEDGMENT

COUNTY OF	)
) ss:
STATE OF NEW YORK	)

On July 12th, 2011, before me, the undersigned, personally appeared Barbara Isaacman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jenny E. Valenzuela
(signature and office of person taking acknowledgment)

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this 29th day of June, in the year of 2011, before me, the undersigned, personally appeared Peter L. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Judy H. Love
Notary Public (signature and office of person taking acknowledgment)

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this 29th day of June, in the year of 2011,, before me, the undersigned, personally appeared Anthony E. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Irene Profetto
Notary Public (signature and office of person taking acknowledgment)

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this 29th day of June, in the year of 2011,, before me, the undersigned, personally appeared Thomas N. Keltner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Judy H. Love
Notary Public (signature and office of person taking acknowledgment)

SCHEDULE A

MORTGAGES

1.	MORTGAGES 1 AND 2 AS CONSOLIDATED AFFECT FEE AND LEASEHOLD ESTATES

MORTGAGE AND SECURITY AGREEMENT made by TRUMP EMPIRE STATE PARTNERS to PRINCIPAL MUTUAL LIFE INSURANCE COMPANY dated 6/28/1994, recorded 7/1/1994 in Reel 2111 Page 2049 to secure the sum of $11,700,000.00 and interest.

(Mortgage tax paid: $321,750.00)

ASSIGNMENT OF MORTGAGE

MORTGAGE 1 was assigned by PRINCIPAL LIFE INSURANCE COMPANY, f/k/a PRINCIPAL MUTUAL LIFE INSURANCE COMPANY to NORTH FORK BANK by assignment dated 4/9/2002, recorded 4/26/2002 in Reel 3500 Page 805

SPREADER AGREEMENT made between EMPIRE STATE BUILDING ASSOCIATES LLC and EMPIRE STATE LAND ASSOCIATES LLC and NORTH FORK BANK dated 4/17/2002, recorded 4/26/2002 in Reel 3500 Page 810.

Spread Mortgage 1 to also encumber the Leasehold Estate.

2.

MORTGAGE made by EMPIRE STATE BUILDING ASSOCIATES LLC and EMPIRE STATE LAND ASSOCIATES LLC to NORTH FORK BANK dated 4/17/2002, recorded 4/26/2002 in Reel 3500 Page 819 to secure the sum of $48,800,000.00 and interest.

(Mortgage tax paid: $1,342,000.00)

CONSOLIDATION AND EXTENSION AGREEMENT made between EMPIRE STATE BUILDING ASSOCIATES, L.L.C. and EMPIRE STATE LAND ASSOCIATES LLC and NORTH FORK BANK dated 4/17/2002, recorded 4/26/2002 in Reel 3500 Page 831.

Consolidates Mortgages 1 and 2 to form a single lien of $60,500,000.00.

MODIFICATION AGREEMENT (UNRECORDED) made by and among EMPIRE STATE BUILDING ASSOCIATES L.L.C., EMPIRE STATE LAND ASSOCIATES L.L.C. and NORTH FORK BANK dated as of 11/1/2006, as cited in CRFN 2008XXXXXXXXX and CRFN 2008XXXXXXXXX.

Mortgages 1 and 2, as consolidated, can be satisfied or assigned by: CAPITAL ONE, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO NORTH FORK BANK

ASSIGNMENT OF MORTGAGE from CAPITAL ONE, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO NORTH FORK BANK, to HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent, dated as of 7/11/2011, to be duly recorded in the Office of the City Register of the City of New York immediately prior hereto.

3.

SUBORDINATE MORTGAGE made by EMPIRE STATE BUILDING ASSOCIATES L.L.C. and EMPIRE STATE LAND ASSOCIATES L.L.C. to SIGNATURE BANK, dated 02/25/2009, recorded 03/12/2009 in CRFN 2009XXXXXXXX to secure the sum of $31,500,000.00 and interest.

(Mortgage tax paid: $882,000.00)

ASSIGNMENT OF MORTGAGE from SIGNATURE BANK to HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent, dated as of 6/30/2011, to be duly recorded in the Office of the City Register of the City of New York immediately prior hereto.

4.

FEE AND LEASEHOLD GAP MORTGAGE made by EMPIRE STATE BUILDING ASSOCIATES L.L.C. and EMPIRE STATE LAND ASSOCIATES L.L.C. to HSBC BANK USA, NATIONAL ASSOCIATION, as agent for itself and other co-lenders, of even date herewith in the original principal amount of $67,000,000.00, to be duly recorded in the Office of the City Register of the City of New York immediately prior hereto.

(Mortgage tax paid: $                    )

SCHEDULE B

GROUND LEASE

Indenture of Lease dated 12/21/1951 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as landlord and ALGLAN REALTY CORPORATION, ROSTEV REALTY CORPORATION and BENTOB REALTY CORPORATION, as tenants, recorded 12/21/1951 in Liber 4759 Cp. 534, which lease is affected by the following instruments:

a. Assignment of Lease from ALGLAN REALTY CORPORATION, ROSTEV REALTY CORPORATION and BENTOB REALTY CORPORATION to IMPERIUM CORPORATION, dated 12/21/1951 recorded 12/21/1951 in Liber 4759 Cp. 609;

b. Assumption of Lease dated 12/21/1951, made by IMPERIUM CORPORATION to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, which was recorded in the Recorder’s Office on 12/21/1951 in Liber 4759 Cp. 605;

c. Assignment of Ground Lease from EMPIRE STATE BUILDING CORPORATION (f/k/a IMPERIUM CORPORATION) to EMPIRE STATE BUILDING ASSOCIATES, dated 12/27/1961, recorded 12/27/1961 in Liber 5173 Cp. 41;

d. Modification of Lease between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and EMPIRE STATE BUILDING ASSOCIATES, dated 12/27/1961, recorded 12/27/1961 in Liber 5173 Cp. 49;

e. Assignment and Assumption of Lease from EMPIRE STATE BUILDING ASSOCIATES to CELERITAS REALTY CORP., dated 10/26/1964, recorded 10/28/1964 in Liber 5300 Cp. 334;

f. Re-Assignment and Re-Assumption of Lease from CELERITAS REALTY CORP. to EMPIRE STATE BUILDING ASSOCIATES, dated 10/26/1964, recorded 11/6/1964 in Liber 5302 Cp. 125;

g. Second Modification of Lease between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and EMPIRE STATE BUILDING ASSOCIATES, dated 2/15/1965, recorded 2/15/1965 in Liber 5314 Cp. 479;

h. Assignment of Disbursement Right made by LAWRENCE A. WIEN, HARRY S. HELMSLEY, WICO TRADING CORPORATION and MARTIN WEINER REALTY CORPORATION, Joint Venturers associated under the name of EMPIRE STATE BUILDING COMPANY and EMPIRE STATE BUILDING ASSOCIATES to MORGAN GUARANTY TRUST COMPANY OF NEW YORK dated 2/15/1965, recorded 2/15/1965 in Liber 5315 Cp. 23;

i. Agreement and Declaration by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and EMPIRE STATE BUILDING ASSOCIATES, dated 12/6/1965, recorded 12/10/1965 in Liber 5353 Cp. 260;

j. Lessor’s Assignment of lease made by THE PRUDENTIAL INSURANCE COMPANY to E.G. HOLDING CO. INC. dated 11/27/1991 and recorded 11/27/1991 in Reel 1828 Page 1978;

k. Assignment and Assumption of Lease made by NS 1999 AMERICAN COMPANY, as nominee for The NS 1991 AMERICAN TRUST to TRUMP EMPIRE STATE PARTNERS dated 6/28/1994 and recorded 7/1/1994 in Reel 2111 Page 2039;

1. Certificate of Conversion of EMPIRE STATE BUILDING ASSOCIATES to EMPIRE STATE BUILDING ASSOCIATES L.L.C. dated 9/30/2001 and filed on 10/1/2001 in the Office of the Department of State of the State of New York;

m. The landlord’s interest in said Lease was assigned by TRUMP EMPIRE STATE PARTNERS to EMPIRE STATE LAND ASSOCIATES L.L.C. by an unrecorded Assignment dated as of 4/17/2002.

SCHEDULE C

SUBLEASE

That Certain Agreement of Lease dated 12/27/61 and recorded 12/27/1961 in Liber 5173 Cp. 155 made by EMPIRE STATE BUILDING ASSOCIATES, as sub-landlord, to LAWRENCE A. WIEN, HARRY B. HELMSLEY, MARTIN WEINER REALTY CORPORATION and PAREMPCO INC., Joint Venturers, associated under the name of EMPIRE STATE BUILDING COMPANY, as sub-tenant, which lease is affected by the following instruments:

(1) Assignment of sublease from PAREMPCO, INC. to LAWRENCE A. WIEN and HARRY B. HELMSLEY, dated as of 2/1/1963, recorded on 7/10/1963 in Liber 5239 Cp. 122;

(2) Assumption of Sublease from LAWRENCE A. WIEN to WICO TRADING CORPORATION dated as of 6/30/1964 and recorded on 7/22/1964 in Liber 5287 Cp. 238;

(3) First Modification of Sublease between EMPIRE STATE BUILDING ASSOCIATES, as sub-landlord and LAWRENCE A. WIEN, HARRY B. HELMSLEY, WICO TRADING CORPORATION and MARTIN WEINER REALTY CORPORATION, Joint Venturers, associated under the name of EMPIRE STATE BUILDING COMPANY, as sub-tenants (with consent from THE PRUDENTIAL INSURANCE COMPANY OF AMERICA) dated 2/15/1965, recorded 2/15/1965 in Liber 5315 Cp. 1;

(4) Assignment of Disbursement, Right made by LAWRENCE A. WIEN, HARRY B. HELMSLEY, WICO TRADING CORPORATION and MARTIN WEINER REALTY CORPORATION, Joint Venturers, associated under the name of EMPIRE STATE BUILDING ASSOCIATES to MORGAN GUARANTY TRUST COMPANY OF NEW YORK dated 2/15/1965 and recorded 2/15/1965 in Liber 5315 Cp. 23;

(5) Assignment of Interest in Sublease from LAWRENCE A. WIEN to WILLIAM C. WARREN, as Trustee under a certain Trust Agreement dated 12/12/1967 for the benefit of COLUMBIA UNIVERSITY, dated as of 12/31/1967 and recorded on 4/1/1971 in Reel 200 Page 1123;

(6) Assignment of Interest in Sublease from MARTIN WIENER REALTY CORPORATION to MARTIN WIENER, dated as of 12/31/1968 and recorded on 4/1/1971 in Reel 200 Page 1126;

(7) Assignment of Interest in Sublease from WILLIAM C. WARREN, as Trustee under a certain Trust Agreement dated 12/12/1967 for the benefit of COLUMBIA UNIVERSITY to LAWRENCE A. WIEN, dated as of 1/1/1970, recorded 4/1/1971 in Reel 200 Page 1130;

(8) Assignment of Interest in Sublease from SAMFORD G. BLUESTEIN, JOAN KONNER, BENJAMIN NADEL and LAWRENCE A. WIEN, as Executors of the Last Will and Testament of MARTIN WIENER, deceased to MARTIN WIENER ASSOCIATES, dated 6/25/1970, recorded on 4/1/1971 in Reel 200 Page 1133;

(9) Assignment of Sublease from WICO TRADING CORPORATION to HARRY B. HELMSLEY, dated as of 8/2/1969, recorded 4/1/1971 in Reel 200 Page 1496;

(10) Assignment and Assumption of the Sublease from LAWRENCE A. WIEN, HARRY B. HELMSLEY and MARTIN WIENER ASSOCIATES, Joint Venturers associated under the name of EMPIRE STATE BUILDING COMPANY to EMPIRE STATE BUILDING COMPANY, dated as of 4/2/1971, recorded on 4/8/1971 in Reel 201 Page 556;

(11) Certificate of Conversion of EMPIRE STATE BUILDING COMPANY to EMPIRE STATE BUILDING COMPANY LLC dated 12/17/2001 and filed 12/17/2001 in the Office the Department of State of the State of New York;

(12) Second Modification of Sublease, dated February 25, 2009, between EMPIRE STATE BUILDING ASSOCIATES L.L.C. and EMPIRE STATE BUILDING COMPANY L.L.C., which was not recorded; and

(13) Third Modification of Sublease, dated of even date herewith, between EMPIRE STATE BUILDING ASSOCIATES L.L.C. and EMPIRE STATE BUILDING COMPANY L.L.C. and recorded immediately prior hereto.

EXHIBIT A

LEGAL DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of West 34th Street with the westerly side of Fifth Avenue;

THENCE Southerly along the westerly side of Fifth Avenue, 197 feet 6 inches to the northerly side of West 33rd Street;

THENCE Westerly along the northerly side of West 33rd Street, 500 feet;

THENCE Northerly and parallel with the westerly side of Fifth Avenue, 98 feet 9 inches to the middle line of the block;

THENCE Easterly and parallel with the northerly side of West 33rd Street, 75 feet;

THENCE again Northerly and parallel with the westerly side of Fifth Avenue and part of the distance through a party wall, 98 feet 9 inches to the southerly side of West 34th Street;

THENCE Easterly along the southerly side of West 34th Street, 425 feet to the corner aforesaid, the point or place of BEGINNING.